                          Kimberly-Clark Corporation

                                 $100,000,000

                          Medium-Term Debt Securities

                           DISTRIBUTION AGREEMENT

                                                                January 14, 1988

Goldman, Sachs & Co.,
85 Broad Street,
New York, New York 10004.

Salomon Brothers Inc,
One New York Plaza,
New York, New York 10004.

Dear Sirs:

      Kimberly-Clark Corporation, a Delaware corporation (the "Company"), proposes to issue and sell from time to time its medium-term debt securities (the "Securities") in an aggregate principal amount up to $100,000,000 and agrees with each of you (individually, an "Agent", and collectively, the "Agents") as set forth in this Agreement. Subject to the terms and conditions stated herein and to the reservation by the Company of the right to sell Securities directly on its own behalf, the Company hereby (i) appoints each Agent as an agent of the Company for the purpose of soliciting and receiving offers to purchase Securities from the Company and (ii) agrees that whenever it determines to sell Securities directly to any Agent as principal, it will enter into a separate agreement (each a "Terms Agreement"), substantially in the form of Annex I hereto, relating to such sale in accordance with Section 2(b) hereof.

      The Securities will be issued under an indenture, dated as of January 15, 1983, between the Company and Bank of America National Trust and Savings Association, as successor Trustee (the "Trustee") pursuant to a Tripartite Agreement, dated as of December 20, 1984, among the Company, Citibank, N.A. and the Trustee, as supplemented by Supplemental Indenture No. 1, dated as of June 1, 1987, between the Company and the Trustee (the indenture, as so amended and supplemented, the "Indenture"). The Securities shall have the maturity ranges, annual interest rates, redemption provisions and other terms set forth in the Prospectus referred to below as it may be amended or supplemented from time to time. The Securities will be issued, and the terms and rights thereof established, from time to time by the Company in accordance with the Indenture, the Issuing and Paying Agency Agreement, dated as of January 14,

1988 (the "Issuing Agency Agreement"), between the Company and
Chemical Bank, as Issuing and Paying Agent (the "Issuing Agent") and the Administrative Procedure attached hereto as Annex II as it may be amended from time to time by written agreement between the Agents and the Company (the "Procedure") and, if applicable, will be specified in a related Terms Agreement.

      1. The Company represents and warrants to, and agrees with, each Agent that:

      (a) A registration statement on Form S-3 (Registration No. 33-15424) in respect of $200,000,000 aggregate principal amount of debt securities of the Company, including the Securities, has been filed with the Securities and Exchange Commission (the "Commission") and has become effective under the Securities Act of 1933, as amended (the "Act"), in the form heretofore delivered or to be delivered to such Agent, excluding exhibits to such registration statement, but including all documents incorporated by reference therein on or prior to the date of this Agreement; such registration statement, including all exhibits thereto but excluding Form T-1, and the prospectus included in such registration statement, each as amended at the data of this Agreement, being hereinafter called the "Registration Statement" and the "Basic Prospectus", respectively. As used in this Agreement, "Prospectus" means the Basic Prospectus together with the prospectus supplement specifically relating to the Securities in the definitive form filed or to be filed pursuant to Rule 424 under the Act; and "Preliminary Prospectus" means the Basic Prospectus together with a preliminary prospectus supplement specifically relating to the Securities. Any reference herein to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents or portions thereof incorporated by reference therein pursuant to the applicable form under the Act; and any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any documents or portions thereof filed after the date this Agreement under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and so incorporated by reference; and

      (b) The Registration Statement and the Prospectus conform, and any further amendments or supplements thereto, when they become effective or are filed with the Commission, will conform, in all material respects to the requirements of the Act and the Trust Indenture Act of 1939 (the "Trust Indenture Act") and the rules and regulations of the Commission thereunder; the Registration Statement and the Basic

Prospectus, on the effective date of the Registration Statement, did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus does not, and any amendments or supplements thereto, when they become effective or are filed with the Commission, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the representations and warranties contained in this paragraph (b) shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by any Agent expressly for use therein.

      (c) Immediately after the settlement of any sale of Securities by the Company resulting from solicitation by such Agent hereunder and immediately after any Time of Delivery relating to a sale under a Terms Agreement with such Agent, the aggregate amount of Securities which shall have been issued and sold by the Company hereunder or under any Terms Agreement and of any debt securities of the Company (other than such Securities) that shall have been issued and sold pursuant to the Registration Statement will not exceed the amount of debt securities registered under the Registration Statement.

      2. (a) On the basis of the representations and warranties, and subject to the terms and conditions herein set forth, each of the Agents hereby severally and not jointly agrees, as agent of the Company, when requested by the Company, to use its best efforts to solicit and receive offers to purchase the Securities from the Company upon the terms and conditions set forth in the Prospectus as amended or supplemented from time to time and in the Procedure. So long as the obligations of the Agents with respect to the solicitation and sale of the Securities under this Agreement shall remain in effect with respect to any Agent, the Company shall not, without the consent of such Agent, which consent shall not be unreasonably withheld, solicit or accept offers to purchase, or sell, any debt securities with a maturity at time of original issuance of 18 months or more except as contemplated hereby or in any Terms Agreement, or, subject to all of the terms and conditions hereof and of any Terms Agreement, except in connection with a firm commitment underwriting pursuant to an underwriting agreement that does not provide for a continuous offering of medium-term debt securities.

            No Agent shall otherwise employ, pay or compensate any other person to solicit offers to purchase Securities or to perform any of its functions as Agent without the prior written consent of the Company.

            The Company reserves the right, in its sole discretion, to instruct the Agents to suspend at any time, for any period of time or permanently, the solicitation of offers to purchase the Securities. Upon receipt of notice from the Company, the Agents will forthwith suspend solicitation of offers to purchase Securities from the Company until such time as the Company has advised them that such solicitation may be resumed.

            The Company agrees to pay each Agent a commission, at the time of settlement of any sale of a Security by the Company as a result of a solicitation made by such Agent, in an amount equal to the following percentage of the principal amount of such Security sold:


                                                          COMMISSION
                                                        (PERCENTAGE OF
                                                          AGGREGATE
                                                       PRINCIPAL AMOUNT
      RANGE OF MATURITIES                             OF SECURITIES SOLD)
      -------------------                             -------------------
From  18 months to less than 2 years                        .200%
From  2 years to less than 3 years                          .250%
From  3 years to less than 4 years                          .350%
From  4 years to less than 5 years                          .450%
From  5 years to less than 6 years                          .500%
From  6 years to less than 7 years                          .550%
From  7 years to less than 8 years                          .600%
From  8 years to less than 9 years                          .600%
From  9 years up to and including 10 years                  .600%


      As an Agent, each of you is authorized to solicit offers to purchase the Securities only in denominations of $100,000 or any amount in excess thereof that is an integral multiple of $1,000 at a purchase price equal to 100% of their principal amount, unless otherwise specified in a Pricing Supplement (as defined in the Procedure) or a Terms Agreement. Each Agent shall communicate to the Company, orally or in writing, each reasonable offer to purchase Securities received by it as Agent except those rejected by such Agent as provided below. The Company shall have the sole right to accept offers to purchase Securities and may reject any proposed purchase of Securities as a whole or in part. Each Agent shall have the right, in its discretion reasonably exercised, to reject any offer received by it to purchase Securities, as a whole or in part, and any such rejection by it shall not be deemed a breach of its agreements contained Therein. The Company reserves the right to sell, and may solicit and accept offers to purchase, Securities directly on its own behalf, and, in the case of any such sale not resulting from a solicitation made by any Agent, no commission will be payable with respect to such sale.

            (b) Each sale of Securities to any Agent as principal shall be made in accordance with the terms of this Agreement and a Terms Agreement which will provide for the sale of such Securities to, and the purchase thereof by, such Agent. A Terms Agreement may also specify certain provisions relating to the reoffering of such Securities by such Agent. The commitment of any Agent to purchase Securities pursuant to any Terms Agreement shall be deemed to have been made on the basis of the representations and warranties of the Company herein contained and shall be subject to the terms and conditions herein set forth. Each Terms Agreement shall specify the principal amount of Securities to be purchased by any Agent pursuant thereto, the price to be paid to the Company for such Securities, any provisions relating to rights of, and default by, underwriters acting together with such Agent in the reoffering of the Securities, and the time and date (each such time and date being referred to herein as a "Time of Delivery") and place of delivery of and payment for such Securities. Such Terms Agreement shall also specify any requirements for opinions of counsel, accountants' letters and officers' certificates pursuant to
Section 4 hereof.

            (c) Procedural details relating to the issue and delivery of Securities, the solicitation of offers to purchase Securities, and the payment in each case therefor, shall be as set forth in the Procedure. Each Agent and the Company agree to perform the respective duties and obligations specifically provided to be performed by each of them in the Procedure.

      3. The documents required to be delivered pursuant to Section 6 hereof on the Commencement Date (as defined below) shall be delivered at the offices of Sullivan & Cromwell, 125 Broad Street, New York, New York, at 11:00 a.m., New York City time, on the date of this Agreement, which date and time of such delivery may be postponed by agreement between the Agents and the Company but in no event shall be later than the day prior to the date on which solicitation of offers to purchase Securities is commenced or on which any Terms Agreement is executed

(such time and date being referred to herein as the "Commencement Date").

      4.    The Company covenants and agrees with each
Agent:

            (a) (i) To prepare, with respect to any Securities to be sold pursuant to this Agreement, the Prospectus as amended and supplemented with respect to such Securities in a form approved by the Agent which solicited the purchaser of such Securities and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the close of business of the Commission on the fifth business day after the date on which such Prospectus is first used; (ii) to make no amendment or supplement to the Registration Statement or Prospectus prior to the Commencement Date, or after the date of any Terms Agreement and prior to the related Time of Delivery, without furnishing prior thereto a copy of each such amendment or supplement to such Agent; to advise such Agent promptly of any such amendment or supplement at any other time and to furnish such Agent with copies of any such amendment or supplement at any other time;
(iii) to file promptly all documents required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, in each case for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities; (iv) to advise such Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has become effective or when any supplement to the Prospectus or any amended Prospectus (other than any supplement to the Prospectus or any amended Prospectus required to be filed with the Commission pursuant to clause (i) that relates to Securities the purchaser of which was not solicited by such Agent) has been filed, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Prospectus or any supplement thereto or any amended Prospectus, of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or Prospectus or for additional information; and
(v) in the event of the issuance of any stop order or of any order preventing or suspending the use of the Prospectus or any supplement thereto or any amended Prospectus or suspending any such qualification, to use promptly its best efforts to obtain its withdrawal;

            (b) Promptly from time to time to take such action as such Agent may reasonably request to qualify the

Securities for offering and sale under the securities laws of such jurisdictions as such Agent may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Securities; PROVIDED that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction;

            (c) To furnish such Agent with copies of the Prospectus as each time amended or supplemented in the form in which it is filed with the Commission pursuant to Rule 424 under the Act in such quantities as such Agent may from time to time reasonably request, and, if the delivery of a prospectus is required at any time and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act,. the Exchange Act or the Trust Indenture Act, to notify such Agent and request such Agent, in its capacity as agent of the Company, to suspend solicitation of offers to purchase Securities from the Company and, if so notified, such Agent shall forthwith cease such solicitations; and if the Company shall decide to amend or supplement the Registration Statement or the Prospectus as then amended or supplemented, to so advise such Agent promptly by telephone (with confirmation in writing) and to prepare and furnish without charge to such Agent as many copies as such Agent may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; PROVIDED, HOWEVER, that if during such same period such Agent continues to own Securities purchased from the Company by such Agent as principal, the Company shall promptly prepare and file with the Commission such an amendment or supplement that will correct such statement or omission or effect such compliance;

            (d) To make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after (i) the effective date of the Registration Statement, (ii) the effective date of each post-effective amendment to the Registration Statement, and

(iii) the date of each filing by the Company with the Commission of an Annual Report on Form 10-K that is incorporated by reference in the Registration Statement, an earning statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158) and covering a period of at least twelve months beginning after the effective dates referred to in (i) and (ii) or the filing date referred to in (iii);

            (e) That, from the date of any Terms Agreement with such Agent and continuing to and including the earlier of (i) the termination of the trading restrictions for the Securities purchased thereunder, as notified to the Company by such Agent and (ii) the related Time of Delivery, the Company will not, without the prior written consent of such Agent, offer, sell, contract to sell or otherwise dispose of any debt securities of the Company which mature more than 18 months after such Time of Delivery and which are substantially similar to the Securities;

            (f) That each acceptance by the Company of an offer to purchase Securities hereunder, and each execution and delivery by the Company of a Terms Agreement with such Agent, shall be deemed to be an affirmation to such Agent that the representations, and warranties of the Company contained in or made pursuant to this Agreement are true and correct as of the date of such acceptance or of such Terms Agreement, as the case may be, as though made at and as of such date, and an undertaking that such representations and warranties will be true and correct as of the settlement date for the Securities relating to such acceptance or as of the Time of Delivery relating to such sale, as the case may be, as though made at and as of such date (except that such representations and warranties shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented relating to such Securities);

            (g) That reasonably in advance of each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement relating solely to a change in the rate of interest per annum borne by or the maturity of the Securities offered, or both), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, and each time the Company sells
SecuritIes to such Agent as principal and the applicable Terms Agreement specifies the delivery of an opinion or opinions by Sullivan & Cromwell, counsel to the Agents, as a condition to the purchase of Securities pursuant to such Terms

Agreement, the Company shall furnish such counsel such papers and information as they may reasonably request to enable them to furnish the opinion or opinions referred to in Section 6(b) hereof to such Agent;

            (h) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement relating solely to a change in the rate of interest per annum borne by or the maturity of the Securities offered, or both), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, and each time the Company sells Securities to such Agent as principal and the applicable Terms Agreement specifies the delivery of an opinion under this
Section 4(h) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a written opinion of the General Counsel of the Company or other counsel for the Company reasonably satisfactory to such Agent, dated the date of effectiveness of such amendment, the date of filing of such supplement, the date of such incorporation or such Time of Delivery relating to such sale, as the case may be, in form satisfactory to such Agent, to the effect that such Agent may rely on the opinion referred to in Section 6(c) hereof which was last furnished to such Agent to the same extent as though it were dated the date of such letter authorizing reliance (except that the statements in such last opinion shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such opinion, an opinion of the same tenor as the opinion referred to in Section 6(c) hereof but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date;

            (i) That each time the Registration Statement or the Prospectus shall be amended or supplemented, each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, in either case to set forth financial information included in or derived from the Company's consolidated financial statements or accounting records, and each time the Company sells Securities to such Agent as principal and the applicable Terms Agreement specifies the delivery of a letter under this Section 4(i) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall cause Deloitte Haskins & Sells forthwith to furnish such Agent a letter, dated the date of effectiveness of such amendment, the date of filing of such supplement, the date of such incorporation or such Time of Delivery relating to such sale, as the case may be, in form satisfactory to such

Agent, of the same tenor as the letter referred to in Section 6(d) hereof but modified to relate to the Registration Statement and the Prospectus as amended or supplemented to the date of such letter, with such changes as may be necessary to reflect changes in the financial statements and other information derived from the accounting records of the Company, to the extent such financial statements and other information are available as of a date not more than five business days prior to the date of such letter; PROVIDED, HOWEVER, that, with respect to any financial information or other matter, such letter may reconfirm as true and correct at such date as though made at and as of such date, rather than repeat, statements with respect to such financial information or other matter made in the letter referred to in Section 6(d) hereof which was last furnished to such Agent;

            (j) That each time the Registration Statement or the Prospectus shall be amended or supplemented (other than by an amendment or supplement relating solely to a change in the rate of interest per annum borne by or the maturity of the Securities offered, or both), each time a document filed under the Act or the Exchange Act is incorporated by reference into the Prospectus, and each time the Company sells Securities to such Agent as principal and the applicable Terms Agreement specifies the delivery of a certificate under this
Section 4(j) as a condition to the purchase of Securities pursuant to such Terms Agreement, the Company shall furnish or cause to be furnished forthwith to such Agent a certificate, dated the dale of effectiveness of such supplement, the date of filing of such amendment, the date of such incorporation or such Time of Delivery relating to such sale, as the case may be, in such form and executed by such officers of the Company as shall be satisfactory to such Agent, to the effect that the statements contained in the certificate referred to in Section 6(h) hereof which was last furnished to such Agent are true and correct at such date as though made at and as of such date (except that such statements shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in lieu of such certificate, certificates of the same tenor as the certificates referred to in said Section 6(h) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and

            (k) To offer to any person who has agreed to purchase Securities as the result of an offer to purchase solicited by such Agent the right to refuse to purchase and pay for such Securities if, on the related settlement date fixed pursuant to the Procedure, any condition set forth in

Section 6(a) (i), 6(e), 6(f) or 6(g) hereof shall not have been satisfied (it being understood that the judgment of such person with respect to the impracticability or inadvisability of such purchase of Securities shall be substituted, for purposes of this Section 4 (k), for the respective judgments referred to therein of an Agent with respect to certain matters referred to in such Sections 6 (a) (i), 6 (e), 6(f) and 6(g), and that such Agent shall have no duty or obligation whatsoever to exercise the judgment permitted under such Sections 6(a) (i), 6(e), 6(f) and 6(g) on behalf of any such person).

      5. The Company covenants and agrees with each Agent that the Company will pay or cause to be paid the following: (i) the fees and expenses of the Company's counsel and accountants in connection with the registration of the Securities under the Act and all other expenses in connection with the preparation, printing and filing of the Registration Statement, any Preliminary Prospectus and the Prospectus and amendments and supplements there to and the mailing and delivering of copies thereof to such Agent; (ii) the fees and expenses of counsel for the Agents in connection with the establishment of the program contemplated hereby and the transactions contemplated hereunder; (iii) the out-of-pocket expenses of such Agent; (iv) the cost of printing, preparing by word processor or reproducing this Agreement, any Terms Agreement, any Indenture, the Issuing Agency Agreement, any Blue Sky and Legal Investment Memoranda and any other documents in connection with the offering, purchase, sale and delivery of the Securities;
(v) all expenses in connection with the qualification of the Securities for offering and sale under state securities laws as provided in Section 4(b) hereof, including fees and disbursements of counsel for the Agents in connection with such qualification and in connection with the Blue Sky and legal investment surveys; (vi) any fees charged by securities rating services for rating the Securities; (vii) any filing fees incident to any required review by the National Association of Securities Dealers, Inc. of the terms of the sale of the Securities; (viii) the cost of preparing the Securities; (ix) the fees and expenses of any Trustee, any agent of any Trustee, the Issuing Agent and any other transfer or paying agent of the Company and the fees and disbursements of counsel for any Trustee, the Issuing Agent or such agent in connection with any Indenture, the Issuing Agency Agreement and the Securities; (x) any advertising expenses connected with the solicitation of offers to purchase and the sale of Securities so long as such advertising expenses have been approved by the Company; and (xi) all other costs and expenses incident to the performance of the Company's obligations hereunder which are not otherwise specifically provided for in this Section. Except as provided in Section 7 hereof, each Agent shall pay all other expenses it incurs.

      6. The obligation of any Agent, as agent of the Company, at any time ("Solicitation Time") to solicit offers to purchase the Securities and the obligation of any Agent to purchase Securities as principal pursuant to any Terms Agreement shall in each case be subject, in such Agent's discretion, to the condition that all representations and warranties of the Company herein (and, in the case of an obligation of any Agent under a Terms Agreement, in or incorporated in such Terms Agreement by reference) are true and correct at and as of the Commencement Date and any applicable date referred to in Section 4(j) hereof that is prior to such Solicitation Time or Time of Delivery, as the case may be, and at and as of such Solicitation Time or Time of Delivery, as the case may be, the condition that prior to such Solicitation Time or Time of Delivery, as the case may be, the Company shall have performed in all material respects all of its obligations hereunder theretofore to be performed, and the following additional conditions:

            (a)   (i)   With respect to any Securities sold at or prior to
such Solicitation Time or Time of Delivery, as the case may be, the Prospectus as amended or supplemented with respect to such Securities shall have been filed with the Commission pursUant to Rule 424(b) within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(a) hereof; (ii) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose shall have been initiated or, to the best knowledge of the Company, threatened by the Commission; and (iii) all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of such Agent;

            (b) Sullivan & Cromwell, counsel to the Agents, shall have furnished to such Agent (i) such opinion or opinions, dated the Commencement Date, in form and substance reasonably satisfactory to such Agent, with respect to the incorporation of the Company, the validity of the Indenture, the Securities, the Registration Statement, the Prospectus as amended or supplemented and other related matters as such Agent may reasonably request, and (ii) if and to the extent requested by such Agent, with respect to each applicable date referred to in Section 4(q) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, an opinion or opinions, dated such applicable date, to the effect that such Agent may rely on the opinion or opinions which were last furnished to such Agent pursuant to this Section 6(b) to the same extent as though it or they were dated the date of such letter authorizing reliance (except that the statements in such last opinion or opinions shall be deemed to relate to the Registration Statement and the Prospectus as amended and supplemented to such date) or, in any case, in lieu of such an opinion or opinions, an opinion or opinions of the same tenor as the opinion or opinions referred to in clause (i) but modified to relate to the Registration Statement and the Prospectus as amended and supplemented to such date; and in each case such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

      (c) The General Counsel of the Company or other counsel for the Company reasonably satisfactory to such Agent, shall have furnished to such Agent his written opinions, dated the Commencement Date and each applicable date referred to in Section 4(h) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, in form and substance reasonably satisfactory.to such Agent, to the effect that:

                    (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, with corporate power to own its properties and conduct its business as described in the Prospectus as amended or supplemented, if applicable;

                    (ii) To the best of such counsel's knowledge there is no pending or threatened action, suit or proceeding before any court or governmental agency, authority or body involving the Company or any of its properties required to be disclosed in the Registration Statement which is not adequately disclosed in the Prospectus as amended or supplemented, if applicable; and such counsel does not know of any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be incorporated by reference into the Prospectus as amended or supplemented, if applicable, or required to be described in the Registration Statement or the Prospectus as amended or supplemented, if applicable, which are not filed or incorporated by reference or described as required;

                    (iii) This Agreement and any applicable Terms Agreement have been duly authorized, executed and delivered by the Company;

                     (iv) The Securities have been duly authorized by the Company and, when duly executed and authenticated in accordance with the provisions of the Indenture and the Issuing Agency Agreement and delivered to and paid for by the purchasers thereof (including any Agent as principal), will constitute valid and legally binding obligations of the Company entitled to the benefits provided by the Indenture, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting enforcement of creditors' rights and to general equity principles; and the Securities, the Indenture and the Issuing Agency Agreement conform in all material respects to the description thereof in the Prospectus as amended or supplemented, if applicable;

                     (v) Each of the Indenture and the Issuing Agency Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting enforcement of creditors' rights and to general equity principles; and the Indenture has been duly qualified under the Trust Indenture Act;

                     (vi) The issuance and sale of the Securities and the compliance by the Company with the provisions of the Securities, the Indenture, the Issuing Agency Agreement, this Agreement and any applicable Terms Agreement, and the consummation of the transactions relating to the Securities contemplated herein and therein will not conflict with or result in a breach of the terms or provisions of, or constitute a default under, any indenture, loan agreement or other agreement or instrument in respect of indebtedness for money borrowed known to such counsel to which the Company is a party or by which the Company is bound or, to the knowledge of such counsel, any other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject, nor will such action result in any violation of the provisions of the Restated Certificate of Incorporation, as amended, or the By-Laws of the Company or, to the knowledge of such counsel, any statute or any order, rule or regulation of any court or regulatory authority or other governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, registration or qualification of or with any court or any such regulatory authority or other governmental agency or body is required for the issuance and sale by the Company of the Securities or the consummation of the transactions relating to.the Securities contemplated by this Agreement or any applicable Terms Agreement or the Indenture or the Issuing Agency Agreement, except such as have been obtained under the Act and the Trust Indenture Act and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws;

                     (vii) The documents or portions thereof, if any, incorporated by reference in the Prospectus (other than the financial statements, related schedules and other financial and statistical information included therein, as to which such counsel need express no opinion), when they were filed with the Commission, complied as to form in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder; and

                    (viii) The Registration Statement and the Prospectus as amended or supplemented, if applicable (other than the financial statements, related schedules and other financial and statistical information included therein, as to which such counsel need express no opinion), comply as to form in all material respects with the requirements of the Act and the Trust Indenture Act and the rules and regulations thereunder; and, although such counsel is not passing upon, and does not assume responsibility for, the accuracy, completeness or fairness of statements contained in the Registration Statement or the Prospectus as amended or supplemented, if applicable (except as to the matters specified in the last clause of subparagraph
          (iv) of this paragraph (c)), nothing has come to the attention of such counsel that causes such counsel to believe that either the

          Registration Statement or the Prospectus as amended of supplemented, if applicable, contains an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (d) Not later than 10:00 a.m., New York City time, on the Commencement Date and on each applicable date referred to in Section 4(i) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the case may be, Deloitte Haskins & Sells shall have furnished to such Agent a letter, dated the Commencement Date or such applicable date, as the case may be, in form and substance reasonably satisfactory to such Agent, to the effect set forth in Annex III hereto;

            (e)   (i)   Neither the Company nor any of its subsidiaries shall
have sustained since the date of the latest financial statements contained in the Prospectus as amended or supplemented any loss or interference material to the business of the Company and its subsidiaries taken as a whole from fire, explosion, flood or other calamity or from any labor dispute or court or governmental action, order or decree and (ii) since the respective dates as of which information is given in the Prospectus as amended or supplemented there shall not have been any material change in the capital stock or long-term debt of the Company or any material adverse change, or any development which will result in a material adverse change, in the business, financial position, stockholders' equity or results of operations of the Company and its subsidiaries taken as a whole, otherwise (in any such case described in clause
(i) or (ii) hereof) than as set forth or contemplated in the Prospectus as amended or supplemented, the effect of which (in any such case described in clause (i) or (ii) hereof) is in the reasonable judgment of such Agent so material and adverse as to make.it impracticable or inadvisable to proceed with the solicitation by such Agent of offers to purchase Securities from the Company or the purchase by such Agent of Securities from the Company as principal, as the case may be;

            (f) Subsequent to the execution of this Agreement, there shall not have occurred any downgrading in any rating accorded to the Company's senior debt securities by Moody's Investors Service Inc. or Standard & Poor's Corporation; PROVIDED, HOWEVER, that this paragraph (f) shall not apply to either of such rating agencies which shall have notified the Agents of the rating of the Securities prior to the execution of this Agreement;

            (g) Subsequent to the execution of this Agreement, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the New York Stock Exchange;
(ii) a general moratorium on commercial banking activities in New York declared by either Federal or New York State authorities; or (iii) the engagement by the United States in hostilities which have resulted in the declaration, on or after the date of this Agreement, of a national emergency or war, the effect of which (in any such case described in clause (i), (ii) or (iii) hereof) in the reasonable judgment of such Agent makes it impracticable or inadvisable to proceed with solicitation of offers to purchase SecUrities or the purchase of Securities from the Company as principal pursuant to the applicable Terms Agreement, as the case may be; and

            (h) The Company shall have furnished or caused to be furnished to such Agent one or more certificates of officers of the Company dated the Commencement Date and each applicable date referred to in Section 4(j) hereof that is on or prior to such Solicitation Time or Time of Delivery, as the.case may be, reasonably satisfactory to such Agent as to the accuracy in all material respects of the 'representations and warranties of the Company herein at and as of the Commencement Date or such applicable date, as the case may be, as to the performance in all material respects by the Company of all of its obligations hereunder to be performed at or prior to the Commencement Date or such applicable date, as the case may be, and as to the matters set forth in paragraph (a) and clauses (i) and (ii) of paragraph (e) of this Section 6, with the certificate based upon knowledge or belief as to proceedings initiated or threatened referred to in such paragraph (a) and as to the matters referred to in clauses (i) and (ii) of such paragraph (e).

      7.    (a)   The Company will indemnify and hold harmless each Agent
against any losses, claims, damages or liabilities, joint or several, to which such Agent may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus as amended or supplemented, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse such Agent for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such action or claim; PROVIDED, HOWEVER, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in any Preliminary Prospectus, the Registration Statement, the Prospectus as amended or supplemented, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use in the Prospectus as amended or supplemented; and PROVIDED, FURTHER, that such indemnity with respect to the Registration Statement or any Preliminary Prospectus shall not inure to the benefit of any Agent by whom the person asserting any such loss, claim, damage or liability was solicited to purchase the Securities which are the subject thereof if such person did not receive a copy of the Prospectus or the Prospectus as amended or supplemented (excluding documents incorporated by reference) at or prior to the confirmation of the sale of the Securities to such person in any case where such delivery is required by the Act and the untrue statement or omission of a material fact contained in the Registration Statement or any such Preliminary Prospectus was corrected in the Prospectus or the Prospectus as amended or supplemented.

            (b) Each Agent will indemnify and hold harmless the Company against any losses, claims, damages or liabilities to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in any Preliminary Prospectus, the Registration Statement, the Prospectus as amended or supplemented, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in any Preliminary Prospectus, the Registration Statement, the Prospectus as amended or supplemented, or any such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by such Agent expressly for use therein; and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim.

            (c) Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party otherwise than under such subsection. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.

            (d) If the indemnification provided for in this Section 7 is unavailable to an indemnified party under subsection (a) or (b) above in respect of any' losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and each Agent on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and each Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and each Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the sale of Securities (before deducting expenses) receiVed by the Company bear to the total commissions or discounts received by such Agent in respect thereof. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or by any Agent on the other and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and each Agent agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if all Agents were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection
(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. notwithstanding the provisions of this subsection (d), no Agent shall be required to contribute any amount in excess of the amount by which the total public offering price of the Securities purchased by or through it exceeds the amount of any damages which such Agent has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of each of the Agents under this subsection (d) to contribute are several in proportion to the respective purchases made by or through it to which such loss, claim, damage or liability (or action in respect thereof) relates and. are not joint.

            (e) The obligations of the Company under this Section 7 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Agent within the meaning of the Act; and the obligations of each Agent under this Section 7 shall be in addition to any liability which such Agent may otherwise have and shall extend, upon the same terms and conditions, to each offIcer and director of the Company and to each person, if any, who controls the Company Within the meaning of the Act.

      8. Each Agent, in soliciting offers to purchase Securities from the Company and in performing the other obligations of such Agent hereunder (other than in respect of any Terms Agreement), is acting solely as agent for the Company and not as principal. Each Agent will make reasonable efforts to assist the Company in obtaining performance by each purchaser whose offer to purchase Securities from the Company was solicited by such Agent and has been accepted by the Company, but such Agent shall not have any liability to the Company in the event such purchase is not consummated for any reason. If the Company shall default on its obligation to deliver Securities to a purchaser whose offer it has accepted, the Company shall (i) hold each Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (ii) notwithstanding such default, pay to the Agent that solicited such offer any commission to which it would be entitled in connection with such sale.

      9. The respective indemnities, agreements, representations, warranties and other statements by any Agent and the Company set forth in or made pursuant to this Agreement shall remain in full force and effect regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Agent or any controlling person of any Agent or the Company, or any officer or director or any controlling person of the Company, and shall survive each delivery of and payment for any of the Securities.

      10. The Agents shall have no further obligation to solicit offers to purchase Securities from the Company after such time as offers to purchase $100,000,000 aggregate principal amount (or less, if the Company or any Agent shall suspend or terminate the provisions of this Agreement relating to the solicitation of such offers to purchase, as hereinafter provided) have been accepted by the Company. The provisions of this Agreement relating to the solicitation of offers to purchase Securities from the Company may be suspended or terminated at any time by the Company as to any Agent or by any Agent insofar as this Agreement relates to such Agent upon the giving of written notice of such suspension or termination to 'such Agent or the Company, as the case may be. In the event of such suspension or termination with respect to any Agent, this Agreement shall remain in full force and effect with respect to any Agent as to which such suspension or termination has not occurred, and, in the event of such suspension or termination with respect to any Agent, or the acceptance by the Company of offers to purchase all of the Securities to be sold pursuant hereto, (x) this Agreement shall remain in full force and effect with respect to the rights and obligations of any party which have previously accrued or which relate to Securities which are already issued, agreed to be issued or the subject of a pending offer at the Time of such suspension or termination or acceptance of all such offers and (y) in any event, this Agreement shall remain in full force and effect insofar as the third paragraph of Section 2(a), Section 4(d), Section 5, Section 7, Section 8 and
Section 9 hereof are concerned.

      11. Except as otherwise specifically provided herein or in the Procedure, all statements, requests, notices and advices hereunder shall be in writing, or by telephone if promptly confirmed in writing, and if to Goldman, Sachs & Co. shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to 85 Broad Street, New York, New York 10004, Facsimile Transmission No. (212) 809-1583, Attention: Registration Department, and if to Salomon Brothers Inc shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to One New York Plaza, New York, New York 10004, Facsimile Transmission No. (212) 943-4569, Attention: Katherine E. Dietze, Medium Term Note Department, and if to the Company shall be sufficient in all respects when delivered or sent by facsimile transmission or registered mail to P.O. Box 619100, DFW Airport Station, Dallas, Texas 75261-9100, Facsimile Transmission No. (214) 830-1289,
Attention: Treasurer's Office.

      12. This Agreement and any Terms Agreement shall be binding upon, and inure solely to the benefit of, each Agent and the Company, and to the extent provided in Section 7, Section 8 and Section 9 hereof, the officers and directors of the Company and any person who controls any Agent or the Company, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement or any Terms Agreement. No purchaser of any of the Securities through or from any Agent hereunder shall be deemed a successor or assign by reason of such purchase.

      13. Time shall be of the essence in this Agreement and any Terms Agreement. As used herein, the term "business day" shall mean any day when the office of the Commission in Washington, D.C. is normally open for business.

            14. THIS AGREEMENT AND ANY TERMS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

            15. This Agreement and any Terms Agreement may be executed by any one or more of the parties here to and thereto in any number of counterparts, each of which shall be an original, but all of such respective counterparts shall together constitute one and the same instrument.

            If the foregoing is in accordance with your understanding, please sign and return to us several counterparts hereof, whereupon this letter and the acceptance by each of you thereof shall constitute a binding agreement between the Company and each of you in accordance with its terms.

                                                  Very truly yours,

                                                  Kimberly-Clark Corporation




                                                  By: /s/
                                                     --------------------------

Accepted in New York, New York,
as of the date hereof:



/s/ Goldman, Sachs & Co.
- --------------------------------
      (Goldman, Sachs & Co.)


Salomon Brothers Inc



      By: Katherine E. Dietz
         -----------------------
               [Title]
                 VP

                                                                         ANNEX I






                          Kimberly-Clark Corporation

                              [Medium-Term Notes]

                               TERMS AGREEMENT
                               ---------------




                                              ........, 19...



[Goldman, Sachs & Co.
85 Broad Street
New York, New York 10004]

[Salomon Brothers Inc
One New York Plaza
New York, New York 10004]

Dear Sirs:


      Kimberly-Clark Corporation (the "Company") proposes, subject to the terms and conditions stated herein and in the Distribution Agreement, dated January 14, 1988 (the "Distribution Agreement"), between the Company on the one hand and Goldman, Sachs & Co. and Salomon Brothers Inc on the other, to issue and sell to [Goldman, Sachs & Co.] [Salomon Brothers Inc] the securities specified in the Schedule hereto (the "Purchased Securities"). Each of the provisions of the Distribution Agreement not specifically related to the solicitation by [Goldman, Sachs & Co.] [Salomon Brothers Inc], as agent[s] of the Company, of offers to purchase Securities is incorporated herein by reference in its entirety, and shall be deemed to be part of this Terms Agreement to the same extent as if such provisions had been set forth in full herein. Nothing contained herein or in the Distribution Agreement shall make any party hereto an agent of the Company or make such party subject to the provisions therein relating to the solicitation of offers to purchase securities from the Company, solely by virtue of its execution of this Terms Agreement. Each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Terms Agreement, except that each representation and warranty in Section l of the Distribution Agreement which makes reference to the Prospectus shall be deemed to be a representation and warranty as of the date of the Distribution Agreement in relation to the Prospectus (as therein defined), and also a representation and warranty as of the date of this Terms Agreement in relation to the Prospectus as amended and supplemented to relate to the Purchased Securities.

      An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Purchased Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

      Subject to the terms and conditions set forth herein and in the Distribution Agreement incorporated herein by reference, the Company agrees to issue and sell to [Goldman, Sachs & Co.] [Salomon Brothers Inc] and [Goldman, Sachs & Co.] [Salomon Brothers Inc] agree[s] to purchase from the Company the Purchased Securities, at the time and place, in the principal amount and at the purchase price set forth in the Schedule hereto.

      If the foregoing is in accordance with your understanding, please sign and return to us two counterparts hereof, and upon acceptance hereof by you this letter and such acceptance hereof, including those provisions of the Distribution Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

                                                      Kimberly-Clark Corporation




                                                      By:
                                                         -----------------------


Accepted:



[
 -----------------------------------------
            (Goldman, Sachs & Co.)]



[Salomon Brothers Inc


      By:
         ---------------------------------
                  [Title]]

                                                             Schedule to Annex I



Title of Purchased Securities:

      [     % Notes due       ]  [Medium-Term Notes]



Aggregate Principal Amount:

      $

[Price to Public:]


Purchase Price by [Goldman, Sachs & Co.]
[Salomon Brothers Inc]

            % of the principal amount of the Purchased Securities, plus accrued interest from to [and accrued amortization, if any, from
      to                            ]


Method of and Specified Funds for Payment of Purchase Price:

      [By certified or official bank check or checks, payable to the order of the Company, in [[New York] Clearing House] [immediately available] funds

      [By wire transfer to a bank account specified by the Company in [next day] [immediately available] funds]


Indenture:

      Indenture, dated as of January 15, 1983, between the Company and Bank of America National Trust and Savings Association, as successor Trustee pursuant to a Tripartite Agreement, dated as of December 20, 1984, among the Company, Citibank, N.A. and the Trustee, as supplemented by Supplemental Indenture No. 1, dated as of June 1, 1987, between the Company and the Trustee


Issuing and Paying Agent:

      Chemical Bank
      55 Water Street
      New York, New York 10041

Time of Delivery:


Closing Location:


Maturity:


Interest Rate:

      [     %]


Interest Payment Dates:

      [months and dates]


Documents to be Delivered:

      The following documents referred to in the Distribution Agreement shall be delivered as a condition to the
      Closing:

            [(1)  The opinion or opinions referred to in Section 4 (g).]

            [(2)  The opinion referred to in Section 4(h).]

            [(3)  The accountants' letter referred to in Section 4(i).]

            [(4)  The officers' certificate referred to in Section 4(j).]



Syndicate Provisions:

      [Set forth any provisions relating to underwriters' default and step-up of amounts to be purchased by underwriters acting with Goldman, Sachs & Co. or Salomon Brothers Inc, as the case may be.]

                                                                        ANNEX II



                          Kimberly-Clark Corporation

                          ADMINISTRATIVE PROCEDURE


      Medium-term debt securities (the "Securities") in the aggregate principal amount of up to $100,000,000 are to be offered from time to time by Kimberly-Clark Corporation (the "Company"), through Goldman, Sachs & Co. and Salomon Brothers Inc, as agents of the Company (together, in such capacity, the "Agents"). Each Agent has agreed to use its best efforts to solicit offers to purchase Securities directly from the Company (an Agent, in relation to a purchase of a particular Security by a purchaser solicited by such Agent, being herein referred to as the "Selling Agent") and may also purchase Securities from the Company as principal. The Securities are being sold pursuant to a Distribution Agreement, dated January 14, 1988 (the "Distribution Agreement"), between the Company and the Agents, to which this Administrative Procedure is attached as Annex II. The Company has reserved the right to sell Securities directly on its own behalf.

      The Securities will be issued under an indenture, dated as of January 15, 1983, between the Company and Bank of America National Trust and Savings Association, as successor Trustee (the "Trustee") pursuant to a Tripartite Agreement, dated as of December 20, 1984, among the Company, Citibank, N.A. and the Trustee, as. supplemented by Supplemental Indenture No. 1, dated as of June 1, 1987, between the Company and the Trustee (the indenture, as so amended and supplemented, the "Indenture") and pursuant to an Issuing and Paying Agency Agreement, dated as of January 14, 1988 (the "Issuing Agency Agreement"), between the Company and Chemical Bank, as issuing and paying agent (the "Issuing Agent"). The Securities will rank equally and ratably with other unsecured and unsubordinated indebtedness of the Company and will have been registered with the Securities and Exchange Commission (the "Commission")

      In the case of purchases of Securities by Goldman, Sachs & Co. or Salomon Brothers Inc, as principal, the relevant terms and settlement details related thereto, including the Time of Delivery referred to in Section 2 (b), will be set forth in a Terms Agreement entered into between Goldman, Sachs & Co. or Salomon Brothers Inc and the Company pursuant to the Distribution Agreement.

      The procedures to be followed during, and the specific terms of, the solicitation of offers by the Agents and the sale as a result thereof by the Company are explained below. The following summaries of certain provisions of the Distribution Agreement and the Indenture do not purport to be complete and are subject, and are qualified in their entirety by reference, to all of the respective provisions of the Distribution Agreement and the Indenture.

      Administrative and record-keeping responsibilities will be handled for the Company by its Treasurer's Office. The Company will advise each Agent in writing of those persons handling administrative responsibilities ("Designated Persons") with whom such Agent is to communicate regarding offers to purchase Securities and the details of their delivery.

Maturities:                 Each Security will mature on a date, selected by
                              the purchaser and agreed to by the Company, which will be at least 18 months but not more than 10 years from the date of issuance.

Price to Public:            Each Security will be issued at 100% of its
                              principal amount, unless otherwise specified in a Pricing Supplement (as defined below under "Acceptance of Offers") or a Terms Agreement.

Denominations:              The denominations will be $100,000 and any
                              integral multiple of $1,000 in excess thereof.

Registration:               Securities will be issued only in fully
                              registered form.

Interest Payments:          Interest payments will be made on each January
                              15 and July 15 in each year (the "Interest
                              Payment Dates"), commencing on the first
                              Interest Payment Date after the Settlement Date (as defined below under "Settlement"), and at maturity. Interest payments will be made on the Interest Payment Dates to the registered owners at the close of business on the immediately preceding January 1 and July 1 record dates, respectively. Interest will begin to accrue on the Settlement Date, as hereafter defined, and not from the immediately previous Interest Payment Date. Interest payable at maturity (other than on a date which is an Interest Payment Date) will be paid to the same person to whom the principal is payable. Interest (including payments for partial periods) will be calculated on the basis of a 360-day year of twelve 30-day months. All interest payments (other than interest due at maturity) will be made by check, drawn on the Issuing Agent, or, upon receipt by the Issuing Agent, at least 15 days prior to any date for payment, of written instructions from a holder of not less than $1,000,000 aggregate principal amount of Securities, by wire transfer (or other electronic means) to a United States dollar account maintained by the payee at any United States depository institution with appropriate facilities for receiving such a transfer.

                            On the fifth business day immediately preceding
                              each Interest Payment Date, the Issuing Agent will advise the Company of the aggregate amount of interest to be paid on the Securities on such Interest Payment Date. The Is.suing Agent will provide monthly to the Company's Treasurer's Office a list of the principal and interest to be paid on Securities maturing in the next succeeding month. The Issuing Agent will assume responsibility for withholding taxes on interest paid as required by law.

Acceptance of Offers:       Subject to the next sentence, each  Agent will
                              promptly advise the Company by telephone or other appropriate means of all reasonable offers to purchase Securities. Each Agent may, in its discretion reasonably exercised, reject any offer received by it in whole or in part. The Company will have the sole right to accept offers to purchase Securities and may reject any such offer in whole or in part.

                            If the Company accepts an offer to
                              purchase Securities, it will confirm such acceptance in writing to the

                              Selling Agent and the Issuing Agent.
                              If the Company rejects an offer, it will promptly notify the Agent involved.

                            If the Company accepts an offer to purchase a
                              Security, the Company will prepare a pricing supplement reflecting the terms of such Security (each a "Pricing Supplement") and will arrange to have 10 Pricing Supplements filed with the Commission not later than the close of business of the Commission on the fifth business day following such acceptance of an offer to purchase such Security and will supply at least ten Pricing Supplements to the Selling Agent.

Delivery of Prospectus:     With respect to each Security sold pursuant to
                              the Distribution Agreement, the Selling Agent shall send a copy of the Prospectus Supplement (together with a Pricing Supplement relating to such Security), to the customer or its agent prior to or together with the earlier of delivery of (a) the written confirmation of sale sent to such customer or agent or (b) the Security or due bill to such customer or agent.

Confirmation:               The Selling Agent will issue a written
                              confirmation to each purchaser containing the Sale Information (as defined below), plus delivery and payment instructions.

Settlement:                 Unless special arrangements have been made, all
                              offers solicited by the Agents and accepted by the Company will be settled on the fifth business day after the date of acceptance. At the request of the purchaser, the Company may in its discretion allow for settlement on any business day subsequent to the date of acceptance or, with respect to offers accepted by the Company by 10:00 a.m., on the date of acceptance. The day of settlement is referred to herein as the "Settlement Date".

                            Prior to 3:00 p.m., New York City time, on the
                              business day prior to the Settlement Date, the Company will instruct the Issuing Agent by facsimile transmission or other acceptable written means to authenticate and deliver the Securities no later than 12:00 noon, New York City time, on the Settlement Date.

                            If the Settlement Date is the same day as the
                              date of acceptance, then prior to 11:00 a.m., New York City time, on the Settlement Date the Company will instruct the Issuing Agent by facsimile transmission or other acceptable means to authenticate and deliver the notes no later than 2:15 p.m., New York City time, on the Settlement Date.

Details for Settlement:     The Selling Agent must communicate the following
                              information (the "Sale Information") from the purchaser to a Designated Person by telephone (confirmed in writing), facsimile transmission or other acceptable written means:

                              (1)   Name of the registered owner,
                              (2) Address of the registered owner (including address for interest payments, if different, and wire transfer instructions for interest payments, if applicable),
                              (3)   Taxpayer identification number of the
                                    registered owner,
                              (4)   Principal amount of the purchase,
                              (5)   Date of Security,
                              (6)   Interest rate,
                              (7)   Settlement Date (which shall be the
                                    Original Issue Date),
                              (8)   Maturity date,
                              (9)   Denominations of certificate[s],

                              (10) Selling Agent's commission (to be paid as a discount from gross proceeds of sale),
                              (11)  Net proceeds to the Company, and
                              (12)  Delivery instructions.

                            After receiving the Sale Information from the
                              Selling Agent, and, after recording the Sale
                              Information and any necessary calculations, the Company will communicate such Sale Information by telephone (confirmed in writing), facsimile transmission or other acceptable written means, to the Issuing Agent. Prior to preparing the Securities for delivery, the Issuing Agent will promptly confirm the Sale Information, if necessary, by telephone with the Selling Agent. The Issuing Agent will assign to and enter on each Security a transaction number.

Delivery of Securities:     The Issuing Agent will prepare and authenticate
                              the pre-printed 4-ply Security packet containing the following documents in forms approved by the Company, the Selling Agent and the Issuing
                              Agent:

                              1.    Security with customer receipt.
                              2.    Stub1 - For the Selling Agent.
                              3.    Stub2 - For the Company.
                              4.    Stub3 - For the Issuing Agent.

                            The Issuing Agent will deliver a Security to the
                              Selling Agent for the benefit of the purchaser against receipt therefor and, later the same day, receipt by the Company directly from the Selling Agent, of an amount in immediately available funds equal to the face amount of the Security less the Selling Agent's commission The Selling Agent will obtain a written acknowledgement from the purchaser of the receipt of such Security.

Failures:                   In the event that a purchaser shall fall to
                              accept delivery of and make payment for any Security, the Selling Agent will forthwith notify the Issuing Agent and the Company's Treasurer's Office by telephone (confirmed in writing) or by facsimile transmission. If the Security has been delivered to the Selling Agent on behalf of the purchaser, the Selling Agent will immediately return the Security to the Issuing Agent. Immediately after receipt of such Security by the Issuing Agent, the Company will repay any funds advanced in respect of such Security by the Selling Agent to such Selling Agent. If such failure shall have occurred for any reason other than default by the Selling Agent in the performance of its obligations under the Distribution Agreement, the Company will reimburse the Selling Agent on an equitable basis for its loss of the use of the funds during the period when they were credited to the account of the Company.

                            Immediately upon receipt of the certificate
                              representing the Security in respect of which the failure occurred, the Issuing Agent will cancel the Security, make appropriate entries in its records and, unless otherwise instructed by the Company, destroy the certificate.

Payment                     Upon presentation of each Security at maturity,
  Maturity:                   the Issuing Agent will pay the principal amount
                              of such Security, together with accrued interest due at maturity, in immediately available funds.
                              The Issuing Agent will cancel Securities presented at maturity as provided in the Issuing
                              Agency Agreement, and, unless otherwise
                              instructed by the Company, forward them directly to the Company's Treasurer's Office with an appropriate debit advice.

Suspension of               Subject to its representations, warranties and
Solicitation;                 covenants contained in the Distribution
Amendment or                  Agreement, the Company may instruct the Agents
Supplement:                   to
                              suspend solicitation of offers to purchase
                              Securities at any time. As soon as practicable, but in any event not later than one business day after, the Agents will suspend solicitation until such time as the Company has advised the Agents that solicitation of offers to purchase
                              Securities may be resumed. Except as otherwise provided for in the Distribution Agreement, the Company has discretion regarding whether to amend or supplement the Registration Statement or Prospectus. If the Company proposes so to amend or supplement, it will promptly advise the Agents and will furnish the Agents such proposed amendment or supplement and, after the Agents have been afforded a reasonable opportunity to review such amendment or supplement, will cause such amendment or supplement promptly to be filed with, or mailed for filing to, the Commission. The Company will promptly provide the Agents with copies of any such amendment or supplement and confirm to the Agents that such amendment or supplement has been filed with the Commission.

                            In the event that at the time the Agents suspend
                              solicitation of offers to purchase Securities there shall be any orders for delayed settlement outstanding, the Company, consistent with its obligations under the Distribution Agreement, promptly will advise the Agents whether such orders may be settled and whether copies of the Prospectus as in effect at the time of the suspension may be delivered in connection with the settlement of such orders. The Company will have the sole responsibility for such decision and for any arrangements which may be made in the event that the Company determines that such orders may not be settled or that copies of such Prospectus may not be so delivered.

Authenticity of             The Company will cause the issuing Agent to
Signatures:                   furnish the Agents from time to time with the
                              specimen signatures of each of the Issuing
                              Agent's officers, employees or agents who have been authorized by the Issuing Agent to authenticate Securities, but the Agents will have no obligation or liability to the Company or the Issuing Agent in respect of the authenticity of the signature of any officer, employee or agent of the Company or the Issuing
                              Agent on any Security.

Advertising Cost:           The Company will determine with the Agents the
                              amount of advertising that may be appropriate in the solicitation of offers to purchase the Securities. Advertising expenses will be paid by the Company.

                                                                       ANNEX III



          Pursuant to Section 4(i) and Section 6(d), as the case may be, of the Distribution Agreement, Deloitte Haskins & Sells shall furnish letters to the effect that:

          (i) They are independent certified public accountants with respect to the Company and its subsidiaries within the meaning of the Act and the applicable published rules and regulations thereunder, and the information, if any, with respect to them required to be given in response to
Item 10 of Form 5-3 and set forth in the Prospectus is correct;

          (ii) In their opinion, the financial statements and schedules examined by them and included or incorporated by reference in the Prospectus or any amendment or supplement there to prior to the date of such letter comply as to form in all material respects with the applicable accounting requirements of [the Act or] the Exchange Act[, as applicable,] and the published rules and regulations thereunder;

          (iii) On the basis of having carried out certain specified procedures (but not an examination in accordance with generally accepted auditing standards) which would not necessarily reveal matters of significance with respect to the comments set forth below, including a reading of the unaudited financial statements and schedules and other information referred to below, a reading of the latest interim financial statements made available by the Company, a reading of the minutes of the meetings of the Board of Directors, Executive Committee and Finance Committee of the Company since December 31, 198[ ] [date of last audited financial statements], inquiries of certain officials of the Company who have responsibility for financial and accounting matters and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

          [(A) the unaudited financial statements included or incorporated by reference in the Prospectus or any amendment or supplement thereto prior to the date of such letter, do not comply as to form in all material respects with the applicable accounting requirements of the Exchange Act and the published rules and regulations thereunder as they relate to Form 10-Q or are not fairly presented in conformity with generally accepted accounting principles applied on a basis substantially consistent with that of the audited consolidated financial statements included or incorporated by reference in the Company's Annual Report on

                                      III-1

     Form 10-K for the year ended December 31, 198[ ] (the "Annual
     Report");]

          [(B) the unaudited information with respect to the Company's consolidated financial position and consolidated results of operations as of and for the [three] [six] [nine] months ended [March 31] [June 30] [September 30], 198[ ] and 198[ ] included in the Prospectus or any such
     amendment or supplement there to under the caption "                 " does
     not agree with the corresponding amounts in the unaudited consolidated financial statements referred to in Clause (A) or was not determined on a basis substantially consistent with that of the corresponding amounts in the audited consolidated financial statements included or incorporated by reference in the Annual Report;]

          [(C) the internal unaudited financial statements for the
     month[s] ended           , 198[ ] and 198[ ], which were not included in
     the Prospectus or any such amendment or supplement thereto but from which were derived certain unaudited financial information included in the Prospectus or any such amendment or supplement thereto in text under the
     caption "         ", are not stated on a basis substantially consistent
     with that of the audited financial statements included in the Prospectus;]

          [(D) certain unaudited financial information included in the Prospectus or any such amendment or supplement thereto in text under the
     caption "          " does not agree with the corresponding amounts in the
     internal unaudited financial statements referred to in Clause (C) or was not determined on a basis substantially consistent with that of the corresponding amounts in the audited financial statements included in the Prospectus or any such amendment or supplement thereto;]

          (E) as of a specified date not more than five days prior to the date of delivery of such letter, there have been any changes in the capital stock or long-term debt of the Company and its subsidiaries or) a consolidated basis, or any decreases in consolidated net current assets or consolidated net assets of the Company and its subsidiaries, in each case as compared with amounts shown in the balance sheet of the Company and its
     subsidiaries as of             , 198[ ] [date of last Form 10-Q financial
     statements included or incorporated by reference in the Prospectus or any such amendment or supplement thereto] included or

                                      III-2
     incorporated by reference in the Prospectus or any such amendment or supplement thereto, except in each case for changes or decreases which the Prospectus or any such amendment or supplement thereto discloses have occurred or may occur and/or which are described in such letter; and

          (F) for the period from           , 198[ ] [date of the last Form 10-Q
     financial statements included or incorporated by reference in the Prospectus or any such amendment or supplement thereto] to such specified date there were any decreases in consolidated net sales, income before income taxes or the total or per share amounts of net income, in each case as compared with the comparable period of the preceding year, except in each case for decreases which the Prospectus or any such amendment or supplement there to discloses have occurred or may occur and/or which are described in such letter; and

          (iv) In addition, they have performed certain specified procedures, not constituting an audit, with respect to certain information of an accounting, financial or statistical nature (which is limited to accounting, financial or statistical information derived from the general accounting records of the Company and its subsidiaries) which appear in the Prospectus or any such amendment or supplement thereto (excluding documents incorporated by reference) [and in Exhibit[s] 12 [and ] to the Registration Statement], in the Annual Report and Exhibit[s] [and ] thereto, and in the Company's Quarterly Report[s] for the quarter[s] ended [March 31] [and] [,] [June 30] [and September 30], 198[ ] and Exhibit[s] [and] thereto, and which are specified by the Agent[s] and have compared certain of such amounts, percentages and financial information with the accounting records of the Company and its subsidiaries and have found them to be in agreement, excluding any questions of legal interpretation.

          All references in this Annex III to the Prospectus shall be deemed to refer to the Prospectus (including the documents incorporated by reference therein) as defined in the Distribution Agreement as of the Commencement Date referred to in Section 6(d) thereof and to the Prospectus as amended or supplemented (including the documents incorporated by reference therein) as of the date of the amendment, supplement, incorporation or the Time of Delivery relating to the Terms Agreement requiring the delivery of such letter under
Section 4(i) thereof.

                                      III-3